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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED
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             (Exact name of registrant as specified in its charter)

               Maryland                                          80-0067704
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(State of incorporation or organization)                  (IRS Employer Id. No.)

       50 Rockefeller Plaza, New York, NY                        10020
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    (Address of principal executive offices)                  (Zip Code)


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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to Form 8-A to General Instruction A.(c), check the following box. |_|

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If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

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Securities Act registration statement file number to which this form relates:

     333-106838
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   (if applicable)


Securities registered pursuant to Section 12(b) of the Act:

     Title of Each Class                    Name of Each Exchange on Which
     to be So Registered                    Each Class is to be Registered

            NONE                                          NONE
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Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, par value $0.001 per share
                    ----------------------------------------
                                (Title of Class)


                    ----------------------------------------
                                (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $.001 per share (the "Common Stock"), of Corporate Property Associates 16 - Global Incorporated, a Maryland corporation (the "Registrant"). The description of the Common Stock to be registered hereunder is set forth under the caption "Description of Shares," at page 86 of the Registrant's Registration Statement (Registration No. 333-106838) on Form S-11, filed with the Securities and Exchange Commission on July 3, 2003, as amended, is incorporated herein by reference.

ITEM 2.  EXHIBITS

         2.1      Articles of Incorporation(*)

         2.2      Bylaws of Registrant(*)

* Filed with Form S-11 (Registration No. 333-106838) filed with the Securities and Exchange Commission on July 3, 2003.
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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                          Corporate Property Associates 16 - Global Incorporated

                          By:   /s/ Susan C. Hyde
                              ------------------------------
                                    Susan C. Hyde
                                  Executive Director

Date: April 28, 2004